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                                                                     EXHIBIT 4.1

                      ASSUMPTION AGREEMENT FOR WACHOVIA


          This ASSUMPTION AGREEMENT (this "Agreement"), dated as of July 27, 2001, by and among THE FIRST NATIONAL BANK OF ATLANTA d/b/a WACHOVIA BANK CARD SERVICES, a national banking association (the "Bank"), FIRST USA BANK, NATIONAL ASSOCIATION. (the "Successor"), and THE BANK OF NEW YORK (DELAWARE) ("BONY"), as trustee for the Wachovia Credit Card Master Trust (the "Trustee").


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, the Bank and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of June 4, 1999, as amended (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

          WHEREAS, in connection with a certain Amended and Restated Purchase and Sale Agreement between the Bank and the Successor dated as of July 25, 2001 (the "Purchase Agreement"), the Bank will sell and the Successor will purchase certain assets and the Bank will transfer and the Successor will assume certain liabilities;

          WHEREAS, in the event of a sale of substantially all of the assets of the Transferor, the purchasing entity is required to assume the performance of every covenant and obligation of the Transferor under Section 7.2 of the Pooling and Servicing Agreement;

          WHEREAS, the Bank, the Successor, and the Trustee wish for the Successor to affirm that it is the successor in interest to the Bank's rights and obligations as Transferor arising under the Pooling and Servicing Agreement and each of the other Transaction Documents (as defined below) and is obligated to perform all of the Bank's duties as Transferor under the Pooling and Servicing Agreement and each of the other Transaction Documents;
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          WHEREAS, in the event of a sale of substantially all of the assets of the Servicer, the purchasing entity is required to assume the performance of every covenant and obligation of the Servicer under Section 8.2 of the Pooling and Servicing Agreement

          WHEREAS, the Bank, the Successor, and the Trustee wish for the Successor to affirm that it is the successor in interest to the Bank's rights and obligations as Servicer arising under the Pooling and Servicing Agreement and each of the other Transaction Documents and is obligated to perform all of the Bank's duties as Servicer under the Pooling and Servicing Agreement and each of the other Transaction Documents;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, in consideration of the terms and conditions hereof and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned do hereby agree as follows:

          SECTION 1.  Definitions.
                      -----------

          (A) Capitalized terms used herein and not otherwise defined herein shall have their respective meanings in the Pooling and Servicing Agreement.

          (B) "Transaction Documents" shall mean the Pooling and Servicing
               ---------------------
Agreement, as amended and supplemented, including by each assignment document relating to the assignment of Receivables in Additional Accounts and each Supplement with respect to any Series issued and currently outstanding, and each Loan Agreement listed on Annex A attached hereto, as each such agreement has been amended and assumed to the date hereof.

          SECTION 2.  Assumption.
                      ----------

          (A) The Bank and the Trustee hereby affirm that the Successor is the successor in interest to all of the Bank's rights as Transferor, including all rights, arising under the Transaction Documents and the Successor hereby affirms that it is the successor in interest to all of the Bank's duties and obligations as Transferor under the Transaction Documents and, for the benefit of the Certificateholders, the Trustee and the applicable Credit Enhancement Provider, the Successor hereby assumes and agrees to perform all of the Bank's duties and obligations as Transferor under the Transaction Documents and hereby assumes the performance of every covenant and

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obligation of the Transferor under the Transaction Documents to the extent it is not already obligated to do so by operation of law. The Successor agrees that it shall be liable to the Certificateholders, the Trustee and the applicable Credit Enhancement Provider for all of the obligations of the Bank arising under and in accordance with the Transaction Documents, whether arising prior to or after the date hereof. To the extent that the Successor, as successor to the Bank, has any rights in the Receivables now existing or hereafter arising in the Accounts (including Additional Accounts) the Receivables of which have been designated for inclusion in the Trust pursuant to the Pooling and Servicing Agreement, including any Assignment of Receivables in Additional Accounts executed on or prior to the date hereof (such Accounts, the "Existing Accounts"), the Successor hereby grants and transfers to the Trust, for the benefit of the Certificateholders, a security interest in all of the Successor's right, title and interest in, to and under the Receivables now existing and hereafter created and arising in connection with the Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables and recoveries on any charged-off Receivables), all proceeds of such Receivables, Insurance Proceeds relating to such Receivables and the proceeds thereof to secure the payment of each Series, to secure a loan in an amount equal to the unpaid principal amount of the Investor Certificates issued under the Pooling and Servicing Agreement and the interest accrued at the related Certificate
Rate.

          (B) The Bank and the Trustee hereby affirm that the Successor is the successor in interest to all of the Bank's rights as Servicer, including the right to receive the Servicing Fee, arising under the Transaction Documents and the Successor hereby affirms that it is the successor in interest to all of the Bank's duties and obligations as Servicer under the Transaction Documents and, for the benefit of the Transferor, the Trustee and the applicable Credit Enhancement Provider, the Successor hereby assumes and agrees to perform all of the Bank's duties and obligations as Servicer under the Transaction Documents and hereby assumes the performance of every covenant and obligation of the Servicer under the Transaction Documents to the extent it is not already obligated to do so by operation of law. The Successor agrees that it shall be liable to the Transferor, the Trustee and the applicable Credit Enhancement Provider for all of the obligations of the Bank arising under and in accordance with the Transaction Documents, whether arising prior to or after the date hereof.

          The Trustee hereby consents to the assumption herein by the Successor of (i) all of the Bank's duties and obligations as Transferor and (ii) all of the Bank's duties and obligations as Servicer under the Transaction Documents to the

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

extent the Successor is not already obligated by operation of law. The Trustee shall look only to the Successor for the performance of (i) the Bank's duties and obligations as Transferor and (ii) the Bank's duties and obligations as Servicer arising under the Transaction Documents prior to or after the date hereof; provided, however, no provision hereof shall prevent the Trustee from making a claim for indemnification against the Bank pursuant to Section 8.4 of the Pooling and Servicing Agreement arising out of a claim on or prior to the date hereof, such indemnification obligation which shall survive this Agreement.

          SECTION 3.  Representations.
                      ---------------

          Each of the Bank and the Successor represent to the others and the Trustee as follows with respect to itself:

(a)  Organization and Good Standing.  It is a national banking association,
     ------------------------------
     duly organized and validly existing in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to the Trustee the Certificates pursuant hereto.

(b)  Due Qualification.  It is duly qualified to do business and is in good
     -----------------
     standing (or is exempt from such requirement), in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to it required under federal and Delaware law, in each case to the extent required of a national banking association; provided, however, that no representation or warranty is made with respect
     --------  -------
     to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

(c)  Due Authorization.  The execution and delivery of this Agreement and the
     -----------------
     execution and delivery to the Trustee of the Certificates by it and the consummation of the transactions provided for in this Agreement have been duly authorized by it by all necessary corporate action on its part and this Agreement is, at the time of its execution, an official record of it.

(d)  No Conflict.  The execution and delivery of this Agreement and the
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     Certificates, the performance of the transactions contemplated by this
     Agreement

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     and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or any of its properties are bound.

(e)  No Violation.  The execution and delivery of this Agreement and the
     ------------
     Certificates, the performance of the transaction contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to it.

(f)  No Proceedings.  There are no proceedings or investigations pending or, to
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     the best of its knowledge, threatened, against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of this Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Certificates, (c) seeking any determination or ruling that, in the reasonable judgment of it, would materially and adversely affect the performance by it of its obligations under this Agreement, (d) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Certificates or (e) seeking to affect adversely the income tax attributes of the Trust.

(g)  Transaction Documents. The Transaction Documents are in full force and
     ---------------------
     effect as of the date hereof.

          SECTION 4.  References to the Bank.  The parties agree that references
                      ----------------------
in the Transaction Documents to the "Transferor" or the "Servicer" shall be deemed to refer wherever appropriate in the context, to the Successor.

          SECTION 5.  Conditions Precedent.  The Bank, the Successor, and the
                      --------------------
Trustee agree that the consummation of the transactions contemplated by the Purchase Agreement shall be conditions precedent to the effectiveness of this Agreement.

          SECTION 6.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                      -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND

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REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH
LAWS.

          SECTION 7.  Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          SECTION 8.  Amendments.  The terms of this Agreement may not be
                      ----------
amended, waived, modified or terminated except by written instrument signed by the parties hereto. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any rights consequent thereon.

          SECTION 9.  Notices.  All notices and communications under this
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Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered by hand or transmitted by telex or other communications device capable of transmitting or creating a written record:

          (A)  if to Successor:

               First USA Bank, N.A.
               201 North Walnut Street
               Wilmington, Delaware  19801
               Attention:
               Telephone:
               Fax:

               with copies to:

               Bank One, N.A.
               One Bank Plaza, Ste IL1-0126
               Chicago, IL  60670-0126
               Attention:
               Telephone: (312) 336-9730
               Fax: (312) 407-1708

or at such other address as it may have furnished in writing to the Bank and the Trustee;

          (B)  if to the Bank:

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

               Wachovia Bank Card Services
               3565 Piedmont Road
               Atlanta, GA  30305
               Attention:  Charlie Hegarty
               Telephone:
               Fax:  (404) 842-3236

          with copies to:

               Wachovia Bank Card Services
               3565 Piedmont Road
               Atlanta, GA  30305
               Attention:  Joan Suttin
               Telephone:
               Fax:  (404) 842-3236

or at such other address as it may have furnished in writing to the Successor and the Trustee; and

          (C)  if to the Trustee:

               The Bank of New York (Delaware)
               White Clay Center
               Route 273
               Newark, Delaware 19711
               Attention:
               Telephone:
               Fax:


or at such other address as it may have furnished in writing to the Bank and the Successor.

          Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when received and any notice delivered by hand or transmitted by telecommunications device shall be deemed to be given when so delivered or transmitted as applicable. Each party agrees that all notices or other communications permitted or required to be given to the Bank under the Transaction Documents shall be given to the Successor at the address set forth above or at such

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other address as the Successor may have furnished in writing to the appropriate party.

          SECTION 10.  Successors and Assigns.  Neither the obligations of the
                       ----------------------
Successor nor the obligations of the Bank hereunder, nor the obligations of the Trustee hereunder including any obligations assumed as a result of this Agreement, shall be assigned to any person without the prior written consent of the other parties hereto, except in accordance with the provisions of the Transaction Documents. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          SECTION 11.  Headings.  The headings of Sections have been included
                       --------
herein for convenience only and should not be considered in interpreting this Agreement.

          SECTION 12.  Survival of Representations.  All representations
                       ---------------------------
contained in this Agreement shall survive the execution and delivery of this Agreement.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                THE FIRST NATIONAL BANK OF
                                ATLANTA d/b/a WACHOVIA BANK CARD
                                SERVICES


                                By:  /s/ Charles M. Hegarty
                                     ----------------------
                                     Name:   Charles M. Hegarty
                                     Title:  President


                                FIRST USA BANK, N.A., as Successor

                                By:  /s/ Stephen R. Etherington
                                     --------------------------
                                     Name:   Stephen R. Etherington
                                     Title:  First Vice President


                                THE BANK OF NEW YORK (DELAWARE),
                                as Trustee


                                By:  /s/ William T. Lewis
                                     -----------------------
                                     Name:   William T. Lewis
                                     Title:  SVP

                                   ANNEX A

                             TRANSACTION DOCUMENTS




--------------------------------------------------------------------------------
Loan Agreements                              Date of Original Agreement
---------------                              --------------------------
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1.  Series 1999-1                            March 24, 1999
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2.  Series 1999-2                            September 21, 1999
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3.  Series 2000-1                            August 1, 2000
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